UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 1, 2021

Lyft, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38846	20-8809830
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

185 Berry Street, Suite 5000

San Francisco, California 94107

(Address of principal executive offices, including zip code)

(844) 250-2773

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, par value of $0.00001 per share	LYFT	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 2, 2021, Lyft, Inc. (the “Company”) announced the appointment of Elaine Paul as the Chief Financial Officer of the Company, effective January 3, 2022 (the “Effective Date”). Ms. Paul will succeed Brian Roberts, the Company’s Chief Financial Officer who has resigned as an employee effective December 1, 2021. Logan Green, the Company’s Chief Executive Officer, will serve as principal financial officer during the period between Mr. Roberts’ departure and the Effective Date.

Mr. Roberts will serve as an advisor to the Company through June 1, 2022 to assist in the transition of his duties. Mr. Roberts’ departure is not the result of any dispute or disagreement with the Company, its board of directors, or its management, or any matter relating to the Company’s operations, policies or practices.

Ms. Paul, 54, has served as Chief Financial Officer and Vice President of Finance at Amazon Studios, a division of Amazon.com, Inc., an e-commerce company, since July 2019. Prior to Amazon Studios, Ms. Paul served as Chief Financial Officer at Hulu, LLC, a streaming service company, from November 2013 to July 2019. She served in various senior positions, including as Senior Vice President, Corporate Strategy, Business Development and Technology at The Walt Disney Company, a global entertainment company, from 1994 to 2013. Ms. Paul holds a B.A. with Distinction in Economics and History from Stanford University and an M.B.A. from Harvard Business School.

Paul Offer Letter

On November 26, 2021, the Company entered into an employment letter with Ms. Paul (the “Employment Letter”). The Employment Letter does not have a specific term and provides that Ms. Paul’s employment will be at-will. Under the Employment Letter, the Company will pay Ms. Paul an annual base salary of $450,000, which shall be subject to review and adjustment based upon the Company’s normal performance review practices.

In addition, pursuant to the Employment Letter, Ms. Paul will receive a signing bonus of $1,500,000. If prior to the twelve-month anniversary of the Effective Date, Ms. Paul voluntarily terminates her employment, her employment is terminated as a result of death or disability or her employment is terminated by the Company for Cause (as defined in the Severance Plan described below), she will be required to repay a pro rata portion (based upon the number of months actually worked) of the gross amount of the signing bonus to the Company within ninety (90) days of the end of her employment. The Company determined the size and terms of the sign-on bonus after considering such factors as it determined appropriate, including the value of the long-term equity grants Ms. Paul will forfeit from her current employer upon joining the Company.

The Employment Letter provides that, subject to the approval of the Company’s board of directors or its authorized committee (the “Board”), the Company will grant Ms. Paul an award of restricted stock units (“RSUs”) with a grant date value of approximately $16,000,000, which award shall vest as to 1/16th of the total number of RSUs associated with the new hire award on the first quarterly vesting date (set at February 20, May 20, August 20 and November 20 of each year) (“Quarterly Vesting Dates”) that occurs after Ms. Paul completes three (3) months of continuous service and as to 1/16th of the total number of RSUs associated with the new hire award on each Quarterly Vesting Date thereafter, in all cases, subject to Ms. Paul’s continuous service with the Company or its subsidiaries or affiliates from the grant date through the applicable Quarterly Vesting Date. The number of RSUs subject to the award is calculated by dividing the value of the award by the 20-trading day trailing average closing price of a share of the Company’s Class A Common Stock, ending on the last trading day preceding the Monday of the week of prior to the date Ms. Paul commences employment with the Company, rounded down to the nearest whole RSU, as determined by the Board. The award is expected to be made by no later than February 2022, assuming Board approval, and will be subject to the terms and conditions of the Company’s 2019 Equity Incentive Plan (as may be amended by the Board) and the applicable form(s) of RSU agreement.

Beginning in fiscal year 2023, Ms. Paul will be eligible to be considered for additional RSU grants based on her continued employment in good standing with the Company, and at the sole discretion of the Board.

The Employment Letter also provides that Ms. Paul will be eligible to participate in the Company’s Executive Change in Control and Severance Plan (the “Severance Plan”), a copy of which has been filed as Exhibit 10.6 to the Company’s Registration Statement on Form S-1 (File No. 333-229996), filed with the Securities and Exchange Commission (the “SEC”) on March 1, 2019. Her participation level will be at the same level as other named executive officers who are not Co-Founders. The terms and conditions of the Severance Plan are described in the Company’s proxy statement for the annual meeting of stockholders filed with the SEC on April 28, 2021 under the caption “Potential Payments Upon Termination or Change of Control.”

In addition, Ms. Paul will receive reasonable expense assistance for commuting and corporate housing in the San Francisco Bay Area of up to a pre-tax maximum of $200,000 per year in the aggregate.

Effective upon her appointment as Chief Financial Officer of the Company, Ms. Paul will be designated as an “officer” as such term is used within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended.

Ms. Paul will execute the Company’s standard form of indemnification agreement prior to the date she commences employment with the Company, a copy of which has been filed as Exhibit 10.1 to the Company’s Registration Statement on Form S-1 (File No. 333-229996), filed with the SEC on March 1, 2019.

There are no other arrangements or understandings between Ms. Paul and any other persons pursuant to which Ms. Paul was appointed as Chief Financial Officer of the Company. There are no family relationships between Ms. Paul and any director or executive officer of the Company, and she has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The foregoing summary of the Employment Letter is subject to, and qualified in its entirety by, the full text of the Employment Letter, which will be filed as an exhibit to a subsequent periodic report filed with the SEC.

Roberts Transition Agreements

As part of his transition, on December 1, 2021, the Company entered into a separation agreement with Mr. Roberts (the “Separation Agreement”) pursuant to which he will receive a cash payment in the amount of $75,000 in exchange for a release of claims. In addition, Mr. Roberts entered into a consulting agreement with the Company (the “Consulting Agreement”) pursuant to which Mr. Roberts will provide transition services to the Company following his departure until June 1, 2022, unless earlier terminated (the “Consulting Term”). In exchange for Mr. Roberts’ services, his outstanding equity awards will continue to vest during the Consulting Term in accordance with the original vesting schedule, provided that he remains as a service provider to the Company. Accelerated vesting was not provided. In addition, subject to Mr. Roberts executing and not revoking a supplemental release of claims with the Company following the end of the Consulting Term, the post-termination exercise period of all of Mr. Roberts’ stock options, to the extent vested and exercisable at the end of the Consulting Term, will be extended until the original maximum term of such stock options.

The foregoing summaries of the Separation Agreement and the Consulting Agreement are subject to, and qualified in their entirety by, the full text of such agreements, which will be filed as exhibits to a subsequent periodic report filed with the SEC.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Press Release issued by Lyft, Inc. dated December 2, 2021.

104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LYFT, INC.

Date: December 2, 2021	/s/ Kristin Sverchek
Kristin Sverchek
President of Business Affairs